UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026

Build-A-Bear Workshop, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

415 South 18th St., St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

(314) 423-8000
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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2026, as part of a planned succession process, Build-A-Bear Workshop, Inc. (the “Company”) announced that Sharon Price John will retire as its President and Chief Executive Officer following a transition period, and that the Company had appointed J. Christopher Hurt, 59, to become Chief Executive Officer following such transition period. Ms. John’s employment agreement with the Company will terminate at the time of her retirement on June 11, 2026, the date of the Company’s 2026 annual meeting of stockholders, which will also be the effective date of Mr. Hurt’s promotion to Chief Executive Officer (the “Promotion Effective Date”).

Ms. John will continue to serve as a non-independent Class II director on the Company’s Board of Directors (the “Board”), with a term through the Company’s 2027 annual meeting of stockholders. In addition, in connection with his promotion to Chief Executive Officer, on March 10, 2026, the Board increased the size of the Board to eight (8) members and appointed Mr. Hurt to the Board as a Class II director, with such appointment to become effective as of the Promotion Effective Date. The Company is not aware of any transactions, proposed transactions or series of either to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Hurt had, or will have, a direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Since joining Build-A-Bear Workshop in 2015, Mr. Hurt served as Chief Operations Officer, and more recently, Chief Operations and Experience Officer. Much of his tenure focused on restructuring the organization’s largest business unit, the global retail management and operations team, including guest experience, real estate, build-out, and logistics. During his oversight, the Company executed a successful multi-dimensional retail turnaround, resulting in best-in-class vertical retail operations, generating top-tier profitability for the experience-driven brand as well as reigniting international expansion. Since early 2024, Mr. Hurt shifted his operational and consumer-insight expertise to redefine the Brand, Merchandising, Marketing, and Licensing areas of the business where he has further extended consumer segments and categories through product expansion and engaging brand initiatives. Prior to joining the Company, Mr. Hurt was at American Eagle Outfitters, Inc. from 2002 to 2015 in various senior leadership roles of increasing responsibility, including Senior Vice President of North America, Vice President/General Manager of the Factory stores, Zone Vice President and Regional Director. Prior to that, Mr. Hurt held positions of increasing responsibility at Polo Ralph Lauren after starting his career at The Procter & Gamble Company.

The Company and Mr. Hurt have entered into a CEO Employment, Confidentiality and Noncompete Agreement (the “Agreement”) effective as of March 12, 2026 (the “Effective Date”), under which, as noted above, he will continue to serve as Chief Operations and Experience Officer through the transition period ending on the Promotion Effective Date, at which time he will become as the Company’s Chief Executive Officer.

The Agreement has an initial term of three years from the Effective Date, renewing year-to-year thereafter unless terminated in accordance with the terms of the Agreement. Under the Agreement, and in accordance with the terms and conditions included in the Agreement, Mr. Hurt will receive an annual base salary of not less than $700,000, to be reviewed annually; will be eligible for an annual bonus with a target value equal to no less than 100% of his earned annual base salary, payable in cash, stock, stock options, or a combination thereof; and will be eligible to receive equity or other awards under the Company’s Amended and Restated 2020 Omnibus Incentive Plan (or any successor plan) (the “Omnibus Plan”). Mr. Hurt will also be eligible to participate in the Company’s health and other welfare benefits as may be offered from time to time to other similarly situated employees, including participation in the Company’s 401(k) plan with Company match.

The Agreement may be terminated by the Company prior to the end of the term upon death, disability, for cause (as defined in the Agreement) or without cause. Mr. Hurt may terminate the Agreement with or without good reason (as defined in the Agreement). Mr. Hurt is entitled to certain salary continuation and/or lump sum payments if the Company terminates his employment upon his death, disability or without cause, or if Mr. Hurt terminates his employment for good reason, in accordance with the terms set forth in the Agreement and dependent on the event of termination. In the case of any termination of his employment, Mr. Hurt is entitled to a lump sum payment equivalent to 18 months of the continuation of certain health and welfare benefits.

Mr. Hurt is also subject to non-competition, non-solicitation, non-disparagement, and confidentiality provisions included in the Agreement.

The foregoing summary of Mr. Hurt’s Agreement is qualified in its entirety by reference to the terms of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, it is anticipated that Mr. Hurt will receive a long-term incentive award for 2026 with a value of $1,200,000, with a weighting of performance-based restricted stock at 70% and time-based restricted stock at 30%, at the Company's upcoming award cycle, all subject to final approval of the Company’s Board of Directors and its Compensation and Human Capital Committee and associated vesting requirements.

On March 12, 2026, the Company issued a press release announcing Mr. Hurt’s appointment. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	CEO Employment, Confidentiality and Noncompete Agreement, effective as of March 12, 2026 by and between J. Christopher Hurt and Build-A-Bear Workshop, Inc.

99.1	Press Release dated March 12, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2026	BUILD-A-BEAR WORKSHOP, INC. By: /s/ Yevgeny Fundler Name: Yevgeny Fundler Title: Chief Legal Officer and Secretary